UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): July 1, 2019

CARNEGIE DEVELOPMENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-207583	76-0513297
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3495 Lakeside Drive, #1087 Reno, Nevada	89509
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 972-863-1354

Escue Energy, Inc.

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant's Certifying Accountant

(a) East West Accounting Services, LLC of Miami, Florida, which was previously engaged as the principal accountant to audit the financial statements of Carnegie Development, Inc. (formerly, Escue Energy, Inc.* ) (the “Company” or the “Issuer”), which had rendered a report, dated November 14, 2016, on the financial statements of the Company for the fiscal year ended December 31, 2015, ceased to be the independent accountant for the Company by mutual agreement upon the filing of a Registration Withdrawal Request by the Company on October 30, 2017. The decision to change accountants was not recommended or approved by any audit or similar committee of the Board of Directors or the Board of Directors of the Company. There was no disagreement or issue regarding the application of accounting principals to a specified transaction or in general between such auditor and the Company.

(b) On July 1, 2019, the Company engaged Yusufali & Associates LLC, 55 Addison Drive, Short Hills, New Jersey, PCOAB Registration 3313, as the Company's independent registered public accountant to audit and review the Company's financial statements for the fiscal year ending December 31, 2019 and any interim period. Prior to the selection of the new independent registered public accountant, no conversation or advice was sought or provided with respect to any matter other than the ability of such new accountant to perform the services requested and the anticipated cost therefor.

Section 5 - Corporate Governance and Management

Item 5.01. Changes in Control of Registrant

On June 18, 2019, Broadview Holdings, LLC, a Texas limited liability company (“BHLLC”), acquired (i) from Sohail Quraeshi (formerly, Director, President and Chief Executive Officer of the Company) 1,000 shares of Series A Preferred Stock, par value $0.001 per share, of the Company and (ii) from Escue Wind SL, a Spanish corporation controlled by Sohail Quraeshi, 40,000,000 shares of Common Stock, par value $0.00001 per share, of the Company in a private placement purchase transaction, all for a total consideration of $135,000. The 40,000,000 shares of Common Stock acquired represent over 90% of the outstanding Common Stock. The Series A Preferred Stock is entitled to no dividends, no liquidation preference and is not currently convertible into shares of Common Stock but is entitled to a number of votes which shall equal 75% of all eligible votes on all matters on which Common Stock is entitled to vote. By virtue of such transaction, a deemed change in control of the Company occurred on June 18, 2019. The amount of consideration utilized on behalf of BHLLC to acquire such positions was from the working capital funds of BHLLC. Control was assumed from Escue Wind SL and Sohail Quraeshi.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 5, 2019, the Company filed with the Secretary of State of Nevada a Certificate of Amendment to the Articles of Incorporation, which amended Article 1 to change the name of the Company to CARNEGIE DEVELOPMENT, INC., effective July 1, 2019. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1. The Company previously converted to a Nevada corporation on May 6, 2013. Also, effective July 5, 2019, the Bylaws of the Company were amended and restated in full. A copy of the amended and restated Bylaws, effective July 5, 2019, is attached hereto as Exhibit 3.2.

Section 8 - Other Events

Item 8.01. Other Events

On May 6, 2013, the Company changed its registered office in the state of Nevada to 401 Ryland Street, Suite 200-A, Reno, Nevada 89502, where its registered agent for service of process, North West Registered Agent, LLC, is located. The Company's principal executive office is currently located at 3495 Lakeside Drive, #1087, Reno, Nevada 89509.

* The Company is not currently subject to informational reporting requirements of the Securities Exchange Act of 1934 but has chosen to voluntarily report these items for information to the stockholders and others.

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Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this Report:

Exhibit Designation	Description of Exhibit
3.1*	Certificate of Amendment to the Articles of Incorporation, filed with the Secretary of State of Nevada on June 5, 2019, effective July 1, 2019
3.2*	Amended and Restated Bylaws, effective July 5, 2019

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARNEGIE DEVELOPMENT, INC. (formerly, Escue Energy, Inc.)

Dated: July 5, 2019	By:	/s/ Saskya Bedoya
Saskya Bedoya, Treasurer

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